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Exhibit 23.3

CONSENT OF YANKEE GROUP RESEARCH, INC.

We hereby consent to the inclusion in the registration statement on Form S-1 of EqualLogic, Inc. for the registration of shares of its common stock and any amendments thereto (the "Registration Statement") of references to information contained in our report titled "EqualLogic Customer Satisfaction Survey" dated July 16, 2007, and to references to our firm's name therein. In giving such consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Yankee Group Research, Inc.

YANKEE GROUP RESEARCH, INC.

September 26, 2007

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CONSENT OF YANKEE GROUP RESEARCH, INC.